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                                                                   Exhibit 10.3


                                  EMAGEON INC.

                           2005 EQUITY INCENTIVE PLAN


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                               Table of Contents


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ARTICLE 1 -  GENERAL PROVISIONS........................................................................1

                  1.1               Establishment and Purposes of Plan.................................1
                  1.2               Types of Awards....................................................1
                  1.3               Effective Date.....................................................1

ARTICLE 2 -  DEFINITIONS...............................................................................1


ARTICLE 3 -  ADMINISTRATION............................................................................5

                  3.1               General............................................................5
                  3.2               Authority of the Committee.........................................5
                  3.3               Delegation of Authority............................................6
                  3.4               Award Agreements...................................................6
                  3.5               Indemnification....................................................6

ARTICLE 4 -  SHARES SUBJECT TO THE PLAN................................................................7

                  4.1               Number of Shares...................................................7
                  4.2               Individual Limits..................................................8
                  4.3               Adjustment of Shares...............................................8

ARTICLE 5 -  STOCK OPTIONS.............................................................................9

                  5.1               Grant of Options...................................................9
                  5.2               Agreement..........................................................9
                  5.3               Option Price.......................................................9
                  5.4               Duration of Options................................................9
                  5.5               Exercise of Options...............................................10
                  5.6               Payment...........................................................10
                  5.7               Nontransferability of Options.....................................10
                  5.8               Purchased Options.................................................10
                  5.9               Special Rules for ISOs............................................10

ARTICLE 6 -  STOCK APPRECIATION RIGHTS................................................................11

                  6.1               Grant of Stock Appreciation Rights (or SARs)......................11
                  6.2               Agreement.........................................................11
                  6.3               Tandem SARs.......................................................11
                  6.4               Payment...........................................................11
                  6.5               Exercise of SARs..................................................12

ARTICLE 7 -  RESTRICTED STOCK AND RESTRICTED STOCK UNITS..............................................12

                  7.1               Grant of Restricted Stock.........................................12
                  7.2               Restricted Stock Agreement........................................12
                  7.3               Nontransferability................................................12
                  7.4               Certificates......................................................12
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                  7.5               Dividends and Other Distributions.................................13
                  7.6               Restricted Stock Units (or RSUs)..................................13

ARTICLE 8 -  PERFORMANCE SHARES.......................................................................14

                  8.1               Grant of Performance Shares.......................................14
                  8.2               Value of Performance Shares.......................................14
                  8.3               Earning of Performance Shares.....................................14
                  8.4               Form and Timing of Payment of Performance Shares..................14
                  8.5               Nontransferability................................................14

ARTICLE 9 -  PERFORMANCE MEASURES.....................................................................15

ARTICLE 10 -  BENEFICIARY DESIGNATION.................................................................15

ARTICLE 11 -  DEFERRALS...............................................................................16

ARTICLE 12 -  WITHHOLDING.............................................................................16

                  12.1              Tax Withholding...................................................16
                  12.2              Share Withholding.................................................16

ARTICLE 13 -  FOREIGN EMPLOYEES.......................................................................16

ARTICLE 14 -  AMENDMENT AND TERMINATION...............................................................17

                  14.1              Amendment of Plan.................................................17
                  14.2              Amendment of Award Agreement; Repricing...........................17
                  14.3              Termination of Plan...............................................17
                  14.4              Detrimental Activity..............................................17

ARTICLE 15 -  MISCELLANEOUS PROVISIONS................................................................18

                  15.1              Restrictions on Shares............................................18
                  15.2              No Implied Rights.................................................18
                  15.3              Compliance with Laws..............................................18
                  15.4              Successors........................................................18
                  15.5              Tax Elections.....................................................19
                  15.6              Legal Construction................................................19
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                                  EMAGEON INC.
                           2005 EQUITY INCENTIVE PLAN

                        ARTICLE 1 - GENERAL PROVISIONS

         1.1 Establishment and Purposes of Plan. Emageon Inc., a Delaware corporation (the "Company"), hereby establishes an equity incentive plan to be known as the "Emageon Inc. 2005 Equity Incentive Plan" (the "Plan"), as set forth in this document. The objectives of the Plan are (i) to provide incentives to those individuals who contribute significantly to the long-term performance and growth of the Company and its affiliates; and (ii) to attract, motivate and retain employees, directors, consultants, advisors and other persons who perform services for the Company by providing compensation opportunities that are competitive with other companies; and (iii) to align the long-term financial interests of employees' and other Eligible Participants with those of the Company's stockholders.

         1.2 Types of Awards. Awards under the Plan may be made to Eligible Participants who are employees in the form of (i) Incentive Stock Options, (ii) Nonqualified Stock Options, (iii) Stock Appreciation Rights, (iv) Restricted Stock, (v) Restricted Stock Units, (vi) Performance Shares, or (vii) any combination of the foregoing. Awards under the Plan may be made to Eligible Participants who are not employees in the form of (i) Nonqualified Stock Options, (ii) Stock Appreciation Rights, (iii) Restricted Stock, and (iv) Restricted Stock Units, or (v) any combination of the foregoing.

         1.3 Effective Date. The Plan shall be effective as of the date it is approved by the Company's Board of Directors (the "Effective Date").

                            ARTICLE 2 - DEFINITIONS

         Except where the context otherwise indicates, the following definitions apply:

         2.1 "Agreement" means the written agreement evidencing an Award granted to the Participant under the Plan.

         2.2 "Award" means an award granted to a Participant under the Plan that is an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Share, or combination of these.

         2.3      "Board" means the Board of Directors of the Company.

         2.4 "Cause" means, unless provided otherwise in the Agreement, the involuntary termination of a Participant by the Company for any of the following reasons: (a) as a result of an act or acts by the Participant which have been found in an applicable court of law to constitute a felony (other than traffic-related offenses); (b) as a result of one or more acts by a Participant which in the good faith judgment of the Board are believed to be in violation of law or of policies of the Company and which result in demonstrably material injury to the Company; (c) as result of an act or acts of proven dishonesty by the Participant resulting or intended to result directly or indirectly in significant gain or personal enrichment to the Participant at the expense


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of the Company or public stockholders of the Company; or (d) upon the willful and continued failure by the Participant to perform his duties with the Company (other than any such failure resulting from incapacity due to mental or physical illness not constituting a Disability). For purposes of this Plan, no act or failure to act by the Participant shall be deemed to be "willful" unless done or omitted to be done by the Participant not in good faith and without reasonable belief that the Participant's action or omission was in the best interests of the Company. "Cause" shall be determined by the Committee. Notwithstanding the foregoing, if the Participant has entered into an employment agreement with the Employer that is binding as of the date of employment termination, and if such employment agreement defines "Cause," then the definition of "Cause" in such agreement, in lieu of the definition provided above, shall apply to the Participant for purposes of the Plan.

         2.5 "Code" means the Internal Revenue Code of 1986, as now in effect or as hereafter amended. All citations to sections of the Code are to such sections as they may from time to time be amended or renumbered.

         2.6 "Committee" means the Compensation Committee of the Board or such other committee consisting of two or more members of the Board as may be appointed by the Board to administer this Plan pursuant to Article 3 of the Plan. To the extent required by applicable law, if any member of the Committee does not qualify as (i) a "Non-Employee Director" within the meaning of Rule 16b-3 under the Act, and (ii) an "outside director" within the meaning of Code
Section 162(m), a subcommittee of the Committee shall be appointed to grant Awards to Named Executive Officers and to officers who are subject to Section 16 of the Act, and each member of such subcommittee shall satisfy the requirements of (i) and (ii) above. References to the Committee in the Plan shall include and, as appropriate, apply to any such subcommittee.

         2.7 "Company" means Emageon Inc., a Delaware corporation, and its successors and assigns.

         2.8 "Director" means any individual who is a member of the Board of Directors of the Company; provided, however, that any Director who is employed by the Company or any Employer shall not be considered a Director, but instead shall be considered an employee for purposes of the Plan.

         2.9 "Disability" means, (i) with respect to a Participant who is eligible to participate in the Employer's program of long-term disability insurance, if any, a condition with respect to which the Participant is entitled to commence benefits under such program, and (ii) with respect to any Participant (including a Participant who is eligible to participate in the Employer's program of long-term disability insurance, if any), the inability of the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of six (6) months or more. For a Director, Disability shall mean the inability of the Director to perform his or her usual duties as a Board member by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of six (6) months or more. The determination of Disability shall be made by the Committee.


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         2.10     "Effective Date" shall have the meaning ascribed to such term in Section 1.3 hereof.

         2.11 "Eligible Participant" means an employee of the Employer (including an officer), as well as any other person, including a Director and a consultant or advisor who provides bona fide services to the Employer, as shall be determined by the Committee.

         2.12 "Employer" means the Company and any entity during any period that it is a "parent corporation" or a "subsidiary corporation" with respect to the Company within the meaning of Code Sections 424(e) and 424(f). With respect to all purposes of the Plan, including but not limited to, the establishment, amendment, termination, operation and administration of the Plan, the Company shall be authorized to act on behalf of all other entities included within the definition of "Employer."

         2.13 "Exchange Act" means the Securities Exchange Act of 1934, as now in effect or as hereafter amended. All citations to sections of the Exchange Act or rules thereunder are to such sections or rules as they may from time to time be amended or renumbered.

         2.14 "Fair Market Value" means the fair market value of a Share, as determined in good faith by the Committee as follows:

                  (a) if the Shares are admitted to trading on a national securities exchange, Fair Market Value on any date shall be the last sale price reported for the Shares on such exchange on such date or, if no sale was reported on such date, on the last date preceding such date on which a sale was reported;

                  (b) if the Shares are admitted to quotation on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or other comparable quotation system and have been designated as a National Market System ("NMS") security, Fair Market Value on any date shall be the last sale price reported for the Shares on such system on such date or on the last day preceding such date on which a sale was reported;

                  (c) If the Shares are admitted to Quotation on the NASDAQ and have not been designated a NMS Security, Fair Market Value on any date shall be the average of the highest bid and lowest asked prices of the Shares on such system on such date; or

                  (d) if (a), (b) and (c) do not apply, on the basis of the good faith determination of the Committee.

For purposes of subsection (a) above, if Shares are traded on more than one securities exchange then the following exchange shall be referenced to determine Fair Market Value: (i) the New York Stock Exchange ("NYSE"), or (ii) if shares are not traded on the NYSE, the NASDAQ, or (iii) if shares are not traded on the NYSE or NASDAQ, the largest regional exchange on which Shares are traded.


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         2.15     "Incentive Stock Option" or "ISO" means an Option granted to an Eligible Participant under Article 5 of the Plan which is intended to meet the requirements of Code Section 422.

         2.16 "Insider" shall mean, to the extent such provisions are applicable, an individual who is, on the relevant date, subject to the reporting requirements of Section 16(a) of the Act.

         2.17 "Named Executive Officer" means, to the extent such provisions are applicable, a Participant who is one of the group of "covered employees" as defined in the regulations promulgated or other guidance issued under Code Section 162(m), as determined by t he Committee.

         2.18 "Nonqualified Stock Option" or "NQSO" means an Option granted to an Eligible Participant under Article 5 of the Plan which is not intended to meet the requirements of Code Section 422.

         2.19 "Option" means an Incentive Stock Option or a Nonqualified Stock Option. An Option shall be designated as either an Incentive Stock Option or a Nonqualified Stock Option, and in the absence of such designation, shall be treated as a Nonqualified Stock Option.

         2.20 "Option Price" means the price at which a Share may be purchased by a Participant pursuant to an Option.

         2.21 "Participant" means an Eligible Participant to whom an Award has been granted.

         2.22 "Performance Measures" means the performance measures set forth in Article 9 which are used for performance-based Awards to Named Executive Officers.

        2.23 "Performance Share" means an Award under Article 8 of the Plan that is valued by reference to a Share, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including without limitation, cash or Shares, or any combination thereof, upon achievement of such performance objectives during the relevant performance period as the Committee shall establish at the time of such Award or thereafter, but, if applicable, not later than the time permitted by Code
Section 162(m) in the case of a Named Executive Officer, unless the Committee determines not to comply with Code Section 162(m).

         2.24 "Permitted Transferee" means any members of the immediate family of the Participant (i.e., spouse, children, and grandchildren), any trusts for the benefit of such family members or any partnerships whose only partners are such family members. Appropriate evidence of any transfer to the Permitted Transferees shall be delivered to the Company at its principal executive office. If all or part of an Option is transferred to a Permitted Transferee, the Permitted Transferee's rights thereunder shall be subject to the same restrictions and limitations with respect to the Option as the Participant.

         2.25 "Plan" means the Emageon Inc. 2005 Equity Incentive Plan, as set forth herein and as it may be amended from time to time.


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         2.26     "Restricted Stock" means an Award of Shares under Article 7 of the Plan, which Shares are issued with such restriction(s) as the Committee, in its sole discretion, may impose, including without limitation, any restriction on the right to retain such Shares, to sell, transfer, pledge or assign such Shares, to vote such Shares, and/or to receive any dividends or distributions with respect to such Shares, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

         2.27 "Restricted Stock Units" or "RSUs" means a right granted under Section 7 of the Plan to receive a number of Shares or a cash payment for each such Share equal to the Fair Market Value of a Share on a specified date.

         2.28 "Restriction Period" means the period commencing on the date an Award of Restricted Stock or Restricted Stock Units is granted and ending on such date as the Committee shall determine.

         2.29 "Retirement" means termination of employment other than for Cause after a Participant has (i) attained age 65; or (ii) reached the age of 55 years and has completed at least 10 years of service.

         2.30 "Share" means one share of common stock, par value $.001 per share, of the Company, and as such Share may be adjusted pursuant to the provisions of Section 4.3 of the Plan.

         2.31 "Stock Appreciation Right" or "SAR" means an Award granted under Article 6 of the Plan which provides for an amount payable in Shares and/or cash, as determined by the Committee, equal to the excess of the Fair Market Value of a Share on the day the Stock Appreciation Right is exercised over the specified purchase price.

                          ARTICLE 3 - ADMINISTRATION

         3.1 General. This Plan shall be administered by the Committee. The Committee, in its discretion, may delegate to one or more of its members, or to officers of the Company, such of its powers as it deems appropriate.

         3.2      Authority of the Committee.

                  (a) The Committee shall have the exclusive right to interpret, construe and administer the Plan, to select the Eligible Participants who are eligible to receive an Award, and to act in all matters pertaining to the granting of an Award and the contents of the Agreement evidencing the Award, including, without limitation, the determination of the number of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, or Performance Shares subject to an Award and the form, terms, conditions and duration of each Award, and any amendment thereof consistent with the provisions of the Plan. The Committee may adopt such rules, regulations and procedures of general application for the administration of this Plan, as it deems appropriate.


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                  (b)      The Committee may correct any defect, supply any
         omission or reconcile any inconsistency in the Plan or any Agreement in the manner and to the extent it shall deem desirable to carry it into effect.

                  (c) In the event the Company shall assume outstanding employee benefit awards or the right or obligation to make future such awards in connection with the acquisition of another corporation or business entity, the Committee may, in its discretion, make such adjustments in the terms of Awards under the Plan as it shall deem appropriate.

                  (d) All acts, determinations and decisions of the Committee made or taken pursuant to grants of authority under the Plan or with respect to any questions arising in connection with the administration and interpretation of the Plan, including the severability of any and all of the provisions thereof, shall be conclusive, final and binding upon all parties, including the Company, its stockholders, Participants, Eligible Participants and their estates, beneficiaries and successors.

         3.3 Delegation of Authority. Except with respect to Named Executive Officers and Insiders (to the extent such rules are applicable), the Committee may, at any time and from time to time, delegate to one or more persons any or all of its authority under Section 3.2, to the full extent permitted by law.

         3.4 Award Agreements. Each Award granted under the Plan shall be evidenced by a written Agreement. Each Agreement shall be subject to and incorporate, by reference or otherwise, the applicable terms and conditions of the Plan, and any other terms and conditions, not inconsistent with the Plan, as may be imposed by the Committee, including without limitation, provisions related to the consequences of termination of employment. A copy of such document shall be provided to the Participant, and the Committee may, but need not, require that the Participant sign a copy of the Agreement.

         3.5 Indemnification. In addition to such other rights of indemnification as they may have as directors, officers or as members of the Committee, directors and officers of the Company and the members of the Committee shall be indemnified by the Company against reasonable expenses, including attorney's fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted thereunder, and against all amounts paid by them in settlement thereof, provided such settlement is approved by independent legal counsel selected by the Company, or paid by them in satisfaction of a judgment or settlement in any such action, suit or proceeding, except as to matters as to which the director, officer or Committee member has been grossly negligent or engaged in willful misconduct in the performance of his duties; provided, that within 60 days after institution of any such action, suit or proceeding, a director, officer or Committee member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.


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
                    ARTICLE 4 - SHARES SUBJECT TO THE PLAN

         4.1      Number of Shares.

                  (a)      Subject to adjustment as provided in this Section
         4.1 and in Section 4.3, the aggregate number of Shares which are available for issuance pursuant to Awards under the Plan is three million two hundred fifty thousand (3,250,000) Shares (after giving effect to the Company's reverse stock split in February 2005) , plus the number of Shares subject to outstanding grants on the Effective Date under (i) the Company's 2000 Equity Compensation Plan and (ii) the Company's 2000 Equity Incentive Plan (collectively, the "2000 Plans"), which expire, are forfeited or otherwise terminate without delivery of Shares on or after the Effective Date in accordance with the terms of such grants. In addition, each January 1st beginning January 1, 2006 and ending January 1, 2009, the maximum number of Shares available for issuance pursuant to Awards under the Plan will automatically increase by the lesser of the number of Shares subject to Awards granted under the Plan in the prior calendar year or six hundred fifty thousand (650,000) Shares. The number of Incentive Stock Options that may be issued under the Plan is 5,850,000 Shares. Shares issued under the Plan shall be made available from Shares currently authorized but unissued or Shares currently held (or subsequently acquired) by the Company as treasury shares, including Shares purchased in the open market or in private transactions.

                  Upon approval of this Plan by the stockholders of the Company, no further grants will be made under the Company's 2000 Plans, but awards made under the 2000 Plans shall remain outstanding in accordance with their terms. If Options, Restricted Stock or Restricted Stock Units are issued in respect of options, restricted stock, or restricted stock units of an entity acquired, by merger or otherwise, by the Company (or any subsidiary of the Company or any Employer), to the extent such issuance shall not be inconsistent with the terms, limitations and conditions of Code Section 422 or Exchange Act Rule 16b-3, the aggregate number of Shares for which Awards may be made hereunder shall automatically be increased by the number of Shares subject to Awards so issued.

                  (b) The following rules shall apply for purposes of the determination of the number of Shares available for grant under the
         Plan:

                           (i) If, for any reason, any Shares awarded or subject to purchase under the Plan or the 2000 Plans are not delivered or purchased, or are reacquired by the Company, for reasons, including, but not limited to, a forfeiture of Restricted Stock, an exercise of a Stock Appreciation Right with delivery of fewer Shares than are subject to the Stock Appreciation Right, or the termination, expiration or cancellation of an Option, Stock Appreciation Right, Restricted Stock Unit, Performance Share ("Returned Shares"), such Returned Shares shall not be charged against the aggregate number of Shares available for issuance pursuant to Awards under the Plan and shall again be available for issuance pursuant to an Award under the Plan. If the exercise price and/or tax withholding obligation under an Award is satisfied by tendering Shares to the Company (either by actual delivery or attestation) or by reducing the number of Shares to be delivered to the

                  Participant, only the number of Shares issued net of the Shares so tendered or withheld shall be deemed delivered for purposes of determining the maximum number of Shares available for issuance under the Plan.

                           (ii) Each Performance Share awarded that may be settled in Shares shall be counted as one Share subject to an Award. Performance Shares that may not be settled in Shares (or that may be settled in Shares but are not) shall not result in a charge against the aggregate number of Shares available for issuance pursuant to Awards under this Plan.

                           (iii) Each Stock Appreciation Right or Restricted Stock Unit that may be settled in Shares shall be counted as one Share subject to an award. Stock Appreciation Rights or Restricted Stock Units that may not be settled in Shares (or that may be settled in Shares but are not) shall not result in a charge against the aggregate number of Shares available for issuance pursuant to Awards under this Plan. In addition, if a Stock Appreciation Right is granted in connection with an Option and the exercise of the Stock Appreciation Right results in the loss of the Option right, the Shares that otherwise would have been issued upon the exercise of such related Option shall not result in a charge against the aggregate number of Shares available for issuance pursuant to Awards under this Plan. Upon exercise of a Stock Appreciation Right, only the actual number of Shares delivered shall be charged against the aggregate number of Shares available, and any additional Shares that were the subject of the Stock Appreciation Right shall again be available for grant of Awards.

         4.2 Individual Limits. To the extent that the requirements of Code Section 162(m) apply to an Award and except to the extent the Committee determines that an Award to a Named Executive Officer shall not comply with the performance-based compensation provisions of Code Section 162(m), the following rules shall apply to Awards under the Plan:

                  (a) Options and SARs. The maximum number of Options and Stock Appreciation Rights that, in the aggregate, may be granted pursuant to Awards in any one calendar year to any one Participant shall be one million.

                  (b) Restricted Stock, Restricted Stock Units and Performance Shares. The maximum number of Shares of Restricted Stock, number of Restricted Stock Units or Performance Shares that, in the aggregate, may be granted pursuant to Awards in any one calendar year to any one Participant shall be one million.

         4.3 Adjustment of Shares. If any change in corporate capitalization, such as a stock split, reverse stock split, stock dividend, or any corporate transaction such as a reorganization, reclassification, merger or consolidation or separation, including a spin-off, of the Company or sale or other disposition by the Company of all or a portion of its assets, any other change in the Company's corporate structure, or any distribution to stockholders (other than a cash dividend) results in the outstanding Shares, or any securities exchanged therefor or received in their place, being exchanged for a different number or class of shares or other securities of the Company, or for shares of stock or other securities of any other entity; or new, different or additional shares or other securities of the Company or of any other entity being received by the holders of outstanding Shares; then equitable adjustments shall be made by the Committee in:

                  (a) the limitations on the aggregate number of Shares that may be awarded as set forth in Section 4.1, including, without limitation, with respect to Incentive Stock Options;

                  (b) the limitations on the aggregate number of Shares that may be awarded to any one single Participant as set forth in
         Section 4.2 (to the extent applicable);

                  (c) the number and class of Shares that may be subject to an Award, and which have not been issued or transferred under an outstanding Award;

                  (d) the Option Price under outstanding Options and the number of Shares to be transferred in settlement of outstanding Stock Appreciation Rights; and

                  (e) the terms, conditions or restrictions of any Award and Agreement, including the price payable for the acquisition of Shares; provided, however, that all such adjustments made in respect of each ISO shall be accomplished so that such Option shall continue to be an incentive stock option within the meaning of Code Section 422.

         For all purposes under the Plan, the Company's reverse stock split in February 2005 has already been considered, and no adjustments shall be made to reflect such reverse stock split.

                           ARTICLE 5 - STOCK OPTIONS

         5.1 Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Eligible Participants at any time and from time to time as shall be determined by the Committee. The Committee shall have sole discretion in determining the number of Shares subject to Options granted to each Participant. The Committee may grant a Participant ISOs, NQSOs or a combination thereof, and may vary such Awards among Participants; provided that only an Employee may be granted ISOs.

         5.2 Agreement. Each Option grant shall be evidenced by an Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains and such other provisions as the Committee shall determine. The Option Agreement shall further specify whether the Award is intended to be an ISO or an NQSO. Any portion of an Option that is not designated as an ISO or otherwise fails or is not qualified as an ISO (even if designated as an ISO) shall be an NQSO.

         5.3 Option Price. The Option Price for each grant of an ISO or NQSO shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted.

         5.4 Duration of Options. Each Option shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no Option shall be exercisable later than the tenth (10th) anniversary of its grant date.

         5.5 Exercise of Options. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, including conditions related to the employment of or provision of services by the Participant with the Company or any Employer, which need not be the same for each grant or for each Participant. The Committee may provide in the Agreement for automatic accelerated vesting and other rights upon the occurrence of certain events as specified in the Agreement. In addition, the Committee may provide in the Agreement for the right of a Participant to defer option gains related to an exercise.

         5.6 Payment. Options shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. The Option Price upon exercise of any Option shall be payable to the Company in full, in any of the following manners: (a) cash, (b) cash equivalent approved by the Committee, (c) if approved by the Committee, by tendering previously acquired Shares (or delivering a certification or attestation of ownership of such Shares) having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that the tendered Shares must have been held by the Participant for any period required by the Committee), or (d) by a combination of (a), (b) and (c). The Committee also may allow cashless exercises as permitted under Federal Reserve Board's Regulation T, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan's purpose and applicable law.

         5.7      Nontransferability of Options.

                  (a) Incentive Stock Options. No ISO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

                  (b) Nonqualified Stock Options. Except as otherwise provided in a Participant's Award Agreement with respect to transfers to Permitted Transferees (any such transfers being subject to applicable laws, rules and regulations), no NQSO granted under this Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Award Agreement, all NQSOs granted to a Participant under this Article 5 shall be exercisable during his or her lifetime only by such Participant.

         5.8 Purchased Options. The Committee shall also have the authority to grant Options to Participants in exchange for a stated purchase price for such Option (which may be payable by the Participant directly or, at the election of the Participant, may be offset from bonus or other amounts owed to the Participant by the Company).

         5.9 Special Rules for ISOs. In no event shall any Participant who owns (within the meaning of Code Section 424(d)) stock of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company be eligible to receive an ISO at an Option Price less than one hundred ten percent (110%) of the Fair Market Value of a share on the date the ISO is granted or be eligible to receive an ISO that is exercisable later than the fifth (5th) anniversary date of its grant. No Participant may be granted ISOs (under the Plan and all other incentive stock option plans of the Employer) which are first exercisable in any calendar year for Shares having an aggregate Fair Market Value (determined as of the date an Option is granted) that exceeds One Hundred Thousand Dollars ($100,000).

                     ARTICLE 6 - STOCK APPRECIATION RIGHTS

         6.1 Grant of Stock Appreciation Rights (or SARs). A Stock Appreciation Right may be granted to an Eligible Participant in connection with an Option granted under Article 5 of this Plan or may be granted independently of any Option. A SAR shall entitle the holder, within the specified period (which may not exceed 10 years), to exercise the SAR and receive in exchange therefor a payment having an aggregate value equal to the amount by which the Fair Market Value of a Share exceeds the exercise price, times the number of Shares with respect to which the SAR is exercised. The Committee may provide in the Agreement for automatic accelerated vesting and other rights upon the occurrence of certain events specified in the Agreement. A SAR granted in connection with an Option (a "Tandem SAR") shall entitle the holder of the related Option, within the period specified for the exercise of the Option, to surrender the unexercised Option, or a portion thereof, and to receive in exchange therefor a payment having an aggregate value equal to the amount by which the Fair Market Value of a Share exceeds the Option price per Share, times the number of Shares under the Option, or portion thereof, which is surrendered. SARs shall be subject to the same transferability restrictions as Nonqualified Stock Options.

         6.2 Agreement. Each SAR grant shall be evidenced by an Agreement that shall specify the exercise price, the duration of the SAR, the number of Shares to which the SAR pertains and such other provisions as the Committee shall determine.

         6.3 Tandem SARs. Each Tandem SAR shall be subject to the same terms and conditions as the related Option, including limitations on transferability, and shall be exercisable only to the extent such Option is exercisable and shall terminate or lapse and cease to be exercisable when the related Option terminates or lapses. The grant of Stock Appreciation Rights related to ISOs must be concurrent with the grant of the ISOs. With respect to NQSOs, the grant either may be concurrent with the grant of the NQSOs, or in connection with NQSOs previously granted under Article 5, which are unexercised and have not terminated or lapsed.

         6.4 Payment. The Committee shall have sole discretion to determine in each Agreement whether the payment with respect to the exercise of a SAR will be in the form of all cash, all Shares, or any combination thereof. If payment is to be made in Shares, the number of Shares shall be determined based on the Fair Market Value of a Share on the date of exercise. If the Committee elects to make full payment in Shares, no fractional Shares shall be issued and cash payments shall be made in lieu of fractional shares. The Committee shall have sole discretion as to the timing of any payment made in cash or Shares, or a combination thereof, upon exercise of SARs. Payment may be made in a lump sum, in annual installments or may be otherwise deferred (at the election of the Participant); and the Committee shall have sole discretion to determine whether any deferred payments may bear amounts equivalent to interest or cash dividends.

         6.5 Exercise of SARs. Upon exercise of a Tandem SAR, the number of Shares subject to exercise under any related Option shall automatically be reduced by the number of Shares represented by the Option or portion thereof which is surrendered.

            ARTICLE 7 - RESTRICTED STOCK AND RESTRICTED STOCK UNITS

         7.1 Grant of Restricted Stock. Awards of Restricted Stock may be made either alone or in addition to or in tandem with other Awards granted under the Plan and may be current grants of Restricted Stock or deferred grants of Restricted Stock.

         7.2 Restricted Stock Agreement. The Restricted Stock Agreement shall set forth the terms of the Award, as determined by the Committee, including, without limitation, the purchase price, if any, to be paid for such Restricted Stock, which may be more than, equal to, or less than Fair Market Value and may be zero, subject to such minimum consideration as may be required by applicable law; any restrictions applicable to the Restricted Stock such as continued service or achievement of Performance Measures, the length of the Restriction Period and whether any circumstances, such as death or Disability, will shorten or terminate the Restriction Period; and rights of the Participant to vote or receive dividends or distributions with respect to the Shares during the Restriction Period.

         Notwithstanding Section 3.4 of the Plan, a Restricted Stock Award must be accepted within a period of sixty (60) days, or such other period as the Committee may specify, by executing a Restricted Stock Agreement and paying whatever price, if any, is required. The prospective recipient of a Restricted Stock Award shall not have any rights with respect to such Award, unless and until such recipient has executed a Restricted Stock Agreement and has delivered a fully executed copy thereof to the Committee, and has otherwise complied with the applicable terms and conditions of such Award.

         7.3      Nontransferability. Except as otherwise provided in this
Article 7, no shares of Restricted Stock nor any Restricted Stock Units received by a Participant shall be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of during the Restriction Period.

         7.4 Certificates. Upon an Award of Restricted Stock to a Participant, Shares of Restricted Stock shall be registered in the Participant's name (or an appropriate book entry shall be made). Certificates, if issued, may either be held in custody by the Company until the Restriction Period expires or until restrictions thereon otherwise lapse and/or be issued to the Participant and registered in the name of the Participant, bearing an appropriate restrictive legend and remaining subject to appropriate stop-transfer orders. If required by the Committee, the Participant shall deliver to the Company one or more stock powers endorsed in blank relating to the Restricted Stock. If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, unrestricted certificates for such shares shall be delivered to the Participant; provided, however, that the Committee may cause such legend or legends to be placed on any such certificates as it may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission and any applicable federal or state law.

         7.5      Dividends and Other Distributions. Except as provided in this
Article 7 or in the Award Agreement, a Participant receiving a Restricted Stock Award shall have, with respect to such Restricted Stock Award, all of the rights of a stockholder of the Company, including the right to vote the Shares to the extent, if any, such Shares possess voting rights and the right to receive any dividends and distributions; provided, however, the Committee may require that any dividends on such Shares of Restricted Stock shall be automatically deferred and reinvested in additional Restricted Stock subject to the same restrictions as the underlying Award, or may require that dividends and other distributions on Restricted Stock shall be paid to the Company for the account of the Participant. The Committee shall determine whether interest shall be paid on such amounts, the rate of any such interest, and the other terms applicable to such amounts. In addition, with respect to Named Executive Officers, the Committee may apply any restrictions it deems appropriate to the payment of dividends declared with respect to Restricted Stock such that the dividends and/or Restricted Stock maintain eligibility for the performance-based compensation exception under Code Section 162(m).

         7.6 Restricted Stock Units (or RSUs). Awards of Restricted Stock Units may be made to Eligible Participants in accordance with the following terms and conditions:

                  (a) The Committee, in its discretion, shall determine and set forth in an Agreement the number of RSUs to grant to a Participant, the Restriction Period and other terms and conditions of the Award, including whether the Award will be paid in cash, Shares or a combination of the two and the time when the Award will be payable (i.e., at vesting, termination of employment or another date).

                  (b) Unless the Agreement provides otherwise, RSUs shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated.

                  (c) Awards of RSUs shall be subject to the same terms as applicable to Awards of Restricted Stock under Section 7.2 of the Plan; provided, however, a Participant to whom RSUs are awarded has no rights as a stockholder with respect to the Shares represented by the RSUs unless and until the Shares are actually delivered to the Participant; provided further, however, RSUs may have dividend equivalent rights if provided for by the Committee which may be subject to the same terms and conditions governing dividends and distributions applicable to Restricted Stock Awards under Section 7.5 of this Plan with the exception that in no event shall RSUs possess voting rights.

                  (d) The Agreement shall set forth the terms and conditions that shall apply upon the termination of the Participant's employment with the Employer (including a forfeiture of RSUs for which the restrictions have not lapsed upon Participant's ceasing to be employed) as the Committee may, in its discretion, determine at the time the Award is granted.

                        ARTICLE 8 - PERFORMANCE SHARES

         8.1 Grant of Performance Shares. Performance Shares may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

         8.2 Value of Performance Shares. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. The Committee shall set the Performance Measures in its discretion which, depending on the extent to which they are met, will determine the number of Performance Shares that will be paid out to the Participant. For purposes of this Article 8, the time period during which the Performance Measures must be met shall be called a "Performance Period."

         8.3 Earning of Performance Shares. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Shares shall be entitled to receive a payout based on the number of Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Measures have been achieved. The Committee may provide in the Agreement for automatic accelerated vesting and other rights upon the occurrence of certain events specified in the Agreement.

         8.4 Form and Timing of Payment of Performance Shares. Subject to the terms of this Plan, the Committee, in its sole discretion, may pay earned Performance Shares in the form of cash or in Shares (or in a combination thereof) which has an aggregate Fair Market Value equal to the value of the earned Performance Shares at the close of the applicable Performance Period. Such Shares may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form and timing of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

         Except as otherwise provided in the Participant's Award Agreement, a Participant shall be entitled to receive any dividends and distributions declared with respect to Shares that have been earned in connection with grants of Performance Shares but that have not yet been distributed to the Participant (such dividends and distributions shall be subject to the same accrual, forfeiture, and payout restrictions as apply to dividends and distributions earned with respect to Restricted Stock, as set forth in Section 7.5 herein). In addition, unless otherwise provided in the Participant's Award Agreement, a Participant shall be entitled to exercise full voting rights with respect to such Shares that have been earned in connection with grants of Performance Shares but that have not yet been distributed to the Participant.

         8.5 Nontransferability. Except as otherwise provided in a Participant's Award Agreement, Performance Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Award Agreement, a Participant's rights under the Plan shall be exercisable during the Participant's lifetime only by the Participant or the Participant's legal representative.

                       ARTICLE 9 - PERFORMANCE MEASURES

         The Performance Measure(s) to be used for purposes of Awards under the Plan shall be chosen from among the following (which may relate to the Company or a business unit, division or subsidiary): earnings, earnings per share, consolidated pre-tax earnings, net earnings, operating income, EBIT (earnings before interest and taxes), EBITDA (earnings before interest, taxes, depreciation and amortization), gross margin, revenues, revenue growth, market value added, economic value added, return on equity, return on investment, return on assets, return on net assets, return on capital employed, return on incremental equity, total stockholder return, profit, economic profit, capitalized economic profit, after-tax profit, pre-tax profit, cash flow measures, cash flow return, sales, sales volume, revenues per employer, stock price, cost goals, budget goals, growth expansion goals, or goals related to acquisitions or divestitures. The Committee can establish other Performance Measures for performance Awards granted to Eligible Participants, but, to the extent applicable, not for Named Executive Officers. To the extent required to comply with the applicable requirements of Code Section 162(m), the Company may submit the Performance Measures for stockholder approval.

         The Committee shall be authorized to make adjustments in performance based criteria or in the terms and conditions of other Awards in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in applicable laws, regulations or accounting principles. The Committee shall also have the discretion to adjust the determinations of the degree of attainment of the pre-established Performance Measures; provided, however, that Awards which are designed to qualify for the performance-based compensation exception from the deductibility limitations of Code Section 162(m), and which are held by Named Executive Officers, may not be adjusted upward (except as may be permitted by Code Section 162(m)), but the Committee shall retain the discretion to adjust such Awards downward.

         If applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Measures without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards which shall not qualify for the performance-based compensation exception from the deductibility limitations of Code Section 162(m), the Committee may make such grants without satisfying the requirements of Code Section 162(m).

                      ARTICLE 10 - BENEFICIARY DESIGNATION

         Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during the Participant's lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

                            ARTICLE 11 - DEFERRALS

         The Committee may permit a Participant to defer under this Plan or to a separate deferred compensation arrangement of the Company such Participant's receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise of an Option or SAR, the lapse or waiver of restrictions with respect to Restricted Stock or Restricted Stock Units, or the satisfaction of any requirements or goals with respect to Performance Shares. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals, and such rules and procedures shall comply with Code
Section 409A.

                           ARTICLE 12 - WITHHOLDING

         12.1 Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

         12.2 Share Withholding. To the extent an Award is settled by the delivery of Shares, with respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock, upon the delivery of Shares subject to Restricted Stock units, upon the settlement of Performance Shares, or upon any other taxable event arising as a result of Awards granted hereunder, unless other arrangements are made with the consent of the Committee, Participants shall, subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate, satisfy the withholding requirement by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to not more than the minimum amount of tax required to be withheld with respect to the transaction.

                        ARTICLE 13 - FOREIGN EMPLOYEES

         In order to facilitate the making of any grant of Awards under this Plan, the Committee may provide for such special terms for Awards to Participants who are foreign nationals or who are employed by the Company or any Employer outside of the United States of America as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom, which special terms may be contained in an Appendix attached hereto. Moreover, the Committee may approve such supplements to or amendments, restatements or alternative versions of this Plan as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, shall include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Company.

                    ARTICLE 14 - AMENDMENT AND TERMINATION

         14.1 Amendment of Plan. The Committee may at any time terminate or from time to time amend the Plan in its discretion in whole or in part, but no such action shall adversely affect any rights or obligations with respect to any Awards previously granted under the Plan, unless the affected Participants consent in writing. To the extent applicable and required by Code Section 162(m) or 422 and/or the rules of NASDAQ or any exchange upon which the Company lists the shares for trading or other applicable law, rule or regulation, no amendment shall be effective unless approved by the stockholders of the Company at an annual or special meeting.

         14.2 Amendment of Award Agreement; Repricing. The Committee may, at any time, in its discretion amend outstanding Agreements in a manner not inconsistent with the terms of the Plan; provided, however, except as provided in Section 14.4, if such amendment is adverse to the Participant, as determined by the Committee, the amendment shall not be effective unless and until the Participant consents, in writing, to such amendment. To the extent not inconsistent with the terms of the Plan, the Committee may, at any time, in its discretion amend an outstanding Agreement in a manner that is not unfavorable to the Participant without the consent of such Participant. Notwithstanding the above provision, the Committee shall not have the authority to decrease the Option Price of any outstanding Option, except in accordance with Section 4.3 or unless such an amendment is approved by the stockholders of the Company.

         14.3 Termination of Plan. No Awards shall be granted under the Plan after the tenth (10th) anniversary of the date the Board adopts the Plan.

         14.4 Detrimental Activity. The Committee may provide in the Award Agreement that if a Participant engages in any "Detrimental Activity" (as defined below), the Committee may, notwithstanding any other provision in this Plan to the contrary, cancel, rescind, suspend, withhold or otherwise restrict or limit any unexpired, unexercised, or unpaid Awards as of the first date the Participant engages in the Detrimental Activity, unless sooner terminated by operation of another term of this Plan or any other agreement. Without limiting the generality of the foregoing, the Agreement may also provide that if the Participant exercises an Option or SAR, receives a Performance Share or Restricted Stock Unit payout, or receives Shares under an Award at any time during the period beginning six months prior to the date the Participant first engages in Detrimental Activity and ending six months after the date the Participant ceases to engage in any Detrimental Activity, the Participant shall be required to pay to the Company the excess of the then Fair Market Value of the Shares subject to the Award over the total price paid by the Participant for such Shares.

         For purposes of this Section, "Detrimental Activity" means any of the following activities as further defined by the Committee in the Award Agreement and as determined by the Committee in good faith: (i) the violation of any agreement between the Company and the Participant relating to the disclosure of confidential information or trade secrets, the solicitation of employees, customers, suppliers, licensees, licensors or contractors, or the performance of competitive services (ii) conduct that constitutes Cause (as defined in Section 2.4 above), whether or not the Participant's employment is terminated for Cause.

                     ARTICLE 15 - MISCELLANEOUS PROVISIONS

         15.1 Restrictions on Shares. All certificates for Shares delivered under the Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed and any applicable federal or state laws, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. In making such determination, the Committee may rely upon an opinion of counsel for the Company or Committee.

         Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any Shares under the Plan or make any other distribution of the benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933), and the applicable requirements of any securities exchange or similar entity.

         15.2 No Implied Rights. Nothing in the Plan or any Award granted under the Plan shall confer upon any Participant any right to continue in the service of the Employer, or to serve as a Director thereof, or interfere in any way with the right of the Employer to terminate the Participant's employment or other service relationship for any reason at any time. Unless agreed by the Board, no Award granted under the Plan shall be deemed salary or compensation for the purpose of computing benefits under any employee benefit plan, severance program, or other arrangement of the Employer for the benefit of its employees. No Participant shall have any claim to an Award until it is actually granted under the Plan. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall, except as otherwise provided by the Committee, be no greater than the right of an unsecured general creditor of the Company.

         15.3     Compliance with Laws.

                  (a) At all times when the Committee determines that compliance with Code Section 162(m) is required or desirable, all Awards granted under this Plan to Named Executive Officers shall comply with the requirements of Code Section 162(m). In addition, in the event that changes are made to Code Section 162(m) to permit greater flexibility with respect to any Awards under the Plan, the Committee may, subject to the requirements of Article 14, make any adjustments it deems appropriate.

                  (b) The Plan and the grant of Awards shall be subject to all applicable federal and state laws, rules, and regulations and to such approvals by any United States government or regulatory agency as may be required. Any provision herein relating to compliance with Rule 16b-3 under the Exchange Act shall not be applicable with respect to participation in the Plan by Participants who are not Insiders.

         15.4 Successors. The terms of the Plan shall be binding upon the Company, and its successors and assigns (whether by purchase, merger, consolidation or otherwise).

         15.5 Tax Elections. Each Participant agrees to give the Committee prompt written notice of any election made by such Participant under Code
Section 83(b) or any similar provision thereof.

         15.6     Legal Construction.

                  (a) Severability. If any provision of this Plan or an Agreement is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Agreement under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Agreement, it shall be stricken and the remainder of the Plan or the Agreement shall remain in full force and effect.

                  (b) Gender and Number. Where the context admits, words in any gender shall include the other gender, words in the singular shall include the plural and words in the plural shall include the singular.

                  (c) Governing Law. To the extent not preempted by federal law, the Plan and all Agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware.

                  (d) Compliance with Code Section 409A. The Plan is intended to satisfy the requirements of Code Section 409A and any regulations or guidance that may be adopted thereunder from time to time, including any transition relief available under applicable guidance related to Code Section 409A. The Plan may be amended or interpreted by the Committee as it determines necessary or appropriate in accordance with Code Section 409A and to avoid a plan failure under Code Section 409A(a)(1).

         IN WITNESS WHEREOF, this Plan is executed as of this the 25th day of January, 2005.


                                        EMAGEON INC.


                                        By: /s/ Charles A. Jett, Jr.
                                            -----------------------------------
                                                    Authorized Officer


ATTEST:

/s/ Craig A. Parker
----------------------------
Secretary